UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 14, 2006 (October 15, 2006)

BESTWAY COACH EXPRESS, INC.
(Exact name of small business issuer as specified in its charter)

New York	0-51437	13-3961159
(State or other jurisdiction of of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Mott Street, 7th Floor, New York, New York 10013
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(Address of Principal Executive Offices)

 (212) 608-8988
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Officer and Director.

On October 15th, 2006, Kelvin Chan tendered his resignation as a director and as the Chief Operating Officer and General Manager of Bestway Coach Express, Inc. (the “Company”), effective immediately. There was no disagreement between Mr. Chan and the Company at the time of his resignation.

Appointment of Officer and Director.

On October 30th, 2006, the Board of Directors elected Jovi Chen, the Company’s Vice President of Sales and Marketing, to serve as a member of the Board of Directors. The Board of Directors also appointed Mr. Chen to serve as the Company’s interim Chief Operating Officer and General Manager, effective immediately.

Jovi Chen, age 30, became a member of the Board of Directors and the Company’s interim Chief Operating Officer and General Manager on October 30th, 2006. Mr. Chen has served as the Company’s Vice President of Sales and Marketing since our inception in August 1997. Prior to joining the Company he served as Tour Manager of Bestway Tour & Travel Inc. from July 1995 to August 1997.

The Company and Mr. Chen have not entered into a written employment agreement and there is no change in Mr. Chen’s aggregate compensation. Mr. Chen will continue to devote 100% of his business time to the affairs of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BESTWAY COACH EXPRESS, INC.

Date: November 14, 2006	By:	/s/ Wilson Cheng
Wilson Cheng President and Chief Executive Officer